                                                                    EXHIBIT 10.3

                         [CONFIDENTIAL PORTIONS OMITTED]

                              DATED 14 JANUARY 2002






                         AARDMAN ANIMATIONS LIMITED(1)

                                     - AND -

                          BAM ENTERTAINMENT LIMITED(2)

                                     - AND -

                           BAM ENTERTAINMENT, INC.(3)



                         ------------------------------

                               LICENCE AND OPTION
                                    AGREEMENT

                         ------------------------------





                                  WEDLAKE BELL

                                16 BEDFORD STREET
                                  COVENT GARDEN
                                 LONDON WC2E 9HF

                            DIRECT TEL: 020 7395 3122
                            DIRECT FAX: 020 7240 7316

                   DIRECT E-MAIL: JCORNTHWAITE@WEDLAKEBELL.COM
                           REF: JXC/62787/WB1-58187-1

                         INDEX OF CLAUSES AND SCHEDULES
1.      DEFINITIONS AND INTERPRETATION................................................. 1
2.      LICENCE........................................................................ 7
3.      OPTION: SCOPE.................................................................. 7
4.      OPTION: PROCEDURE.............................................................. 8
5.      CONSIDERATION.................................................................. 9
6.      ROYALTIES...................................................................... 11
7.      ROYALTY ACCOUNTING............................................................. 12
8.      ATTRIBUTION.................................................................... 14
9.      EXPLOITATION................................................................... 14
10.     LICENSOR'S APPROVAL RIGHTS..................................................... 15
11.     LICENSOR'S WARRANTIES.......................................................... 15
12.     LICENSEE'S WARRANTIES.......................................................... 17
13.     INDEMNITIES.................................................................... 18
14.     INTELLECTUAL PROPERTY.......................................................... 18
15.     CONFIDENTIAL INFORMATION....................................................... 20
16.     KEY EXECUTIVES................................................................. 21
17.     CONSULTATION AND COOPERATION................................................... 21
18.     TERM AND TERMINATION........................................................... 22
19.     CONSEQUENCES OF TERMINATION.................................................... 22
20.     FORCE MAJEURE.................................................................. 23
21.     ASSIGNMENT..................................................................... 24
22.     LIABILITY...................................................................... 24
23.     NOTICES........................................................................ 24
24.     GENERAL........................................................................ 25
25.     LAW AND JURISDICTION........................................................... 26
SCHEDULE I:  THE WALLACE & GROMIT PROPERTIES IN EXISTENCE AS AT THE COMMENCEMENT DATE.. 27
SCHEDULE II:  PROPERTIES REFERRED TO IN CLAUSE 3.1.1(A)................................ 28
SCHEDULE III:  PROPERTIES REFERRED TO IN CLAUSE 3.1.2(A)............................... 29
SCHEDULE IV:  THE PRIOR LICENCES....................................................... 31
PART A:  WALLACE & GROMIT PRIOR LICENCES............................................... 31
PART B:  NON-WALLACE & GROMIT PRIOR LICENCES........................................... 31
SCHEDULE V:  STOCK VALUATION........................................................... 32
SCHEDULE VI:  ROYALTY RATES............................................................ 33
SCHEDULE VII:  LICENSOR TRADE MARKS.................................................... 34

THIS AGREEMENT is made this 14th day of January 2002

BETWEEN:

1. AARDMAN ANIMATIONS LIMITED a limited company incorporated under the laws of England and Wales under company number 2050843 the address of whose registered office is Gas Ferry Road, Bristol BS1 6UN, United Kingdom ("Licensor") of the first part; and

2. BAM ENTERTAINMENT LIMITED a limited company incorporated under the laws of England and Wales under company number 04112030 the address of whose registered office is 17 Burlington Street, Bath, Avon & Somerset BA1 2SB United Kingdom ("Licensee") of the second part; and

3. BAM ENTERTAINMENT, INC., a corporation incorporated under the laws of the State of Delaware whose principal office is located at 333 West Santa Clara Street, Suite 930, San Jose, California CA 95113, United States of America ("Grantor") of the third part.

WHEREAS

(A) Licensor owns intellectual property rights in creative properties, characters and story boards.

(B)     Licensee and Grantor publish entertainment software products.

(C)     Licensee is a wholly-owned subsidiary of Grantor.

(D) On or about 9 November 2001 Licensor and Licensee signed a written agreement whereby Licensor granted to Licensee a licence in some, and an option over other, Interactive Entertainment Rights ("the Initial Agreement").

(E) The Initial Agreement recited that Licensor and Licensee intended that it be superseded by a more detailed agreement between Licensor, Licensee and Grantor.

(F) The parties have agreed that the Initial Agreement be superseded by this Agreement.

OPERATIVE PROVISIONS:-

1.      DEFINITIONS AND INTERPRETATION

1.1 The following terms shall have the following respective meanings when used in the Agreement unless the context otherwise requires:-

        "AGREEMENT": this Agreement including its recitals and schedules;

        "ADVANCE": as defined in Clause 5.1;.

        "AFFILIATE": any entity which (i) a party Controls or (ii) Controls a party or (iii) is under common Control with a party;

        "BETA": a version of a Program which is "99% final" in the sole opinion of Licensee, with: all base languages implemented; all game elements implemented; all Intellectual Property and legal messages in place; and no material Errors;

        "CLAIM": as defined in Clause 13;

        "CLEARANCE SALE": the sale of any Product by Licensee or any of its Affiliates at a wholesale price less than its Cost of Manufacture in any part of the Territory with the intention of discontinuing its Exploitation in that part;

        "COMMENCEMENT DATE": 9 November 2001;

        "COMMERCIAL CHARACTERS": as defined in Clause 3.2;

        "COMMERCIAL RELEASE": the time when a Product is first made available by a retailer or otherwise for purchase by end-users in any country or jurisdiction within the Territory;

        "CONTRIBUTOR": a programmer, director, producer, actor, performer, musician, singer, designer, technician or any other person employed or contracted on whatever basis to provide materials, services or performances in connection with the creation or development of any Licensed Property;

        "CONTROL": as defined in section 840 of the Income and Corporation Taxes Act 1988;

        "COST OF MANUFACTURE": all reasonable costs paid by Licensee and/or any of its Affiliates to any third party (which shall exclude payment from one of its Affiliates to another) for designing, manufacturing and/or delivering any Product to its point of Exploitation, including the cost of duplication, printing, raw materials, manufacture, handling, packing, shipping, transportation, insurance, import duties, labour costs, and any applicable taxes, duties, levies and assessments whether local, national, supranational or otherwise howsoever;

        "CURRENCY": United States dollars;

        "DREAMWORKS": DreamWorks LLC a limited liability corporation incorporated under the laws of the State of Delaware whose principal place of business is situated at 1000 Flower Street, Glendale, California, CA 91201, United States of America and/or any of its Affiliates;

        "EXPLOITATION": production, reproduction, performance, promotion, publicity, development, publication, manufacture, marketing, advertisement, distribution, licensing, sub-licensing, importation, exportation, translation, Merchandising, localisation, display, rental, lease, lending, sale and any other form of commercial exploitation, and the authorisation of any third party to do any of the foregoing;

        "EXPLOIT" shall be interpreted accordingly; and "Merchandising" shall be interpreted to the effect that Licensee shall be entitled to merchandise Products save that nothing herein shall grant or be deemed to grant to Licensee any other merchandising rights in relation to any Property;

        "FEATURE FILM": a Property which is a single film (as defined in Part I of the Copyright Designs and Patents Act 1988) whose duration is no less than 70 (seventy) minutes;

        "FORCE MAJEURE": as defined in Clause 20.1;

        "FORMAT": any of the following, whether operating in stand-alone or networked configuration, regardless of storage media, whether hand-held or otherwise, and whether now in existence or hereafter invented: personal computers; domestic electronic games consoles; personal mobile gaming platforms (including mobile telephones); personal digital assistants; set-top boxes; and the internet;

        "FRONTIER": Frontier Developments Limited a limited company incorporated under the laws of England and Wales under company number 2892559 the address of whose registered office is Saxon Farm, Long Meadow, Lode, Cambridge, CB5 9HA, United Kingdom;

        "INFORMATION": as defined in Clause 15.1.1;

        "INITIAL AGREEMENT": as defined in Recital (D);

        "INITIAL TERM": the period from the Commencement Date to the 5th (fifth) anniversary of the Signature Date;

        "INSOLVENCY": any of the following in relation to any party: the appointment of or the application to a court for the appointment of a liquidator, administrator, manager, administrative receiver or receiver; any proposal by the party for or the entering into of a scheme of arrangement or composition with or for the benefit of creditors; any reorganisation, moratorium or other administration involving its creditors; a resolution or proposed resolution to wind it up; where the value of its assets is less than the amounts of its liabilities including any contingent or prospective liabilities; becoming unable to pay its debts as and when they fall due; where execution or other process issued on a judgment, decree or order of any court in favour of any creditor of the party in respect of a liability of the same is returned unsatisfied in whole or in part; ceasing to carry on business; or undergoing any procedure comparable or analogous to any of the foregoing under the laws of any competent jurisdiction; and "Insolvent" shall be construed accordingly;

        "INTELLECTUAL PROPERTY": all intellectual property rights throughout the Territory whether currently in existence or otherwise and whether vested or contingent, including copyright, rights in the nature of copyright, moral rights, database right, trade marks, designs, design rights, patents, utility models, logos, trade secrets, know-how, confidential processes and information, inventions, discoveries and improvements, trading and business names, moral rights, get-up, rights in internet domain names and any rights in the nature of intellectual property rights (in each case whether registered or not and including applications for registration thereof) and all rights or forms of protection of a similar or analogous nature or having equivalent or similar effect or any other matters which may subsist in any part of the Territory;

        "INTERACTIVE ENTERTAINMENT RIGHTS": the rights to Exploit Products in any Format, including the rights to use on or in connection with such Products (a) any Licensor Trade Marks and other Intellectual Property owned or controlled by Licensor properly associated with the respective Properties from which any Product derives and (b) (subject only to Licensee's obligations under Clause 9.6) the names, likenesses, biographies, photographs and recorded voices of all persons or characters appearing in or properly associated with the respective Properties from which any product derives;

        "IP ACTION": as defined in Clause 14.2.2;

        "IP CLAIM": as defined in Clause 14.1;

        "KEY EXECUTIVES": Peter Lord of 9 St Helena Road, Westbury Park, Bristol BS6 7NR and Nick Park of Sundon Cottage, Percival Road, Clifton, Bristol BS8 3LN;

        "LICENCE": as defined in Clause 2.1;

        "LICENSED PROPERTY": any Property that is the subject of the Licence and/or any Option Licence. The Wallace and Gromit Properties and any derivatives from, and sequels to, them shall together be deemed to be a single Licensed Property for the purposes of this Agreement. Further, any derivatives from, and sequels to, a Property shall together with the original Property be deemed to be a single Licensed Property;

        "LICENSED RIGHT": any Interactive Entertainment Right or other right licensed by Licensor to Licensee hereunder;

        "LICENSEE": as defined above;

        "LICENSOR": as defined above;

        "LICENSOR'S AGENT": Marjacq Micro Limited, a limited company incorporated under the laws of England and Wales under company number 34508500 the address of whose registered office is 25 Montpelier Rise, Wembley, Middlesex HA9 8RG;

        "LICENSOR TRADE MARKS": those trade marks, logos, names and other signs (registered or unregistered) belonging to Licensor, of which those in existence as at the Commencement Date are specified in Schedule VII;

        "MANUFACTURER": (in respect of the video game platform on which any Product is to be playable) the manufacturer of the hardware for that platform;

        "NET RECEIPTS": 100% of the actual monies credited to or received in the Territory by Licensee or any of its Affiliates directly and identifiably from any Exploitation of any Interactive Entertainment Right less (a) any credits, returns, mark-downs, rebates and trade and other discounts actually given or allowed to any re-seller or distributor and (b) any royalties paid or payable to any Manufacturer in relation to the Exploitation of any Product;

        "NON-WALLACE AND GROMIT PRIOR LICENCES": those licences of Properties other than Wallace and Gromit Properties granted by Licensor to third parties prior to the Commencement Date as further particularised in Part B of Schedule IV.

        "NOTICE OF AVAILABILITY": as defined in Clause 4.2;

        "OPTION": as defined in Clause 3.1;

        "OPTION LICENCE": as defined in Clause 4.4;

        "OPTION LICENCE TERM": as defined in Clause 4.4;

        "OPTION NOTICE": as defined in Clause 4.3;

        "PRIOR LICENCES ": Wallace and Gromit Prior Licences and Non-Wallace and Gromit Prior Licences;

        "PRODUCT": an interactive computer software game for consumer use based on any Property and/or featuring any of a Property's characters or situations;

        "PROGRAM": (in respect of any Product) the computer program upon which the Product is based, including all object codes, security devices, listings and graphics;

        "PROMPTLY": as soon as practicable and in any event within 5 (five) Working Days after the relevant event provided that where the approval of Licensor is required and has been requested, such period shall be extended by such period of time as Licensor takes in order to approve or reject the matter in respect of which its approval has been sought;

        "PROPERTY": any creative work material invention character or storyboard created, designed or developed by or on behalf of Licensor prior to or during the Term, including literary works, dramatic works, musical works, artistic works, sound recordings, films, broadcasts, cable programmes (as the foregoing are defined in Chapter I of the Copyright, Designs and Patents Act 1988), audiovisual works, televisual works and internet works;

        "QUARTER": (a) each 3 (three)-month period in the Term ending on a Quarter Day, and (b) the period from the Operative Date to the next Quarter Day, and (c) the period from the last Quarter Day of the Term to the Termination Date;

        "QUARTER DAYS": 31 March, 30 June, 30 September and 31 December;

        "ROYALTY STATEMENT": as defined in Clause 7.1;

        "ROYALTIES": as defined in Clause 6.1;

        "SHORT FILM": a Property which constitutes (a) a film (as defined in Chapter I of the Copyright Designs and Patents Act 1988) of less than 70 (seventy) minutes duration or (b) a series of films (as defined as aforesaid) whose individual episodes are less than 70 (seventy) minutes in duration in aggregate;

        "SIGNATURE DATE": the date when the Agreement is signed by the parties or (if they sign it on different dates) the latest of such dates;

        "TERM": the period from the Commencement Date to the Termination Date inclusive;

        "TERRITORY": the world;

        "TERMINATION DATE": the date of expiry or termination (howsoever caused) of the Agreement;

        "WALLACE AND GROMIT PRIOR LICENCES": those licences of Wallace and Gromit Properties granted by Licensor to third parties prior to the Commencement Date as further particularised in Part A of Schedule IV;

        "WALLACE AND GROMIT PROPERTIES": all Properties featuring or incorporating the characters "Wallace" and/or "Gromit", of which those originated by or on behalf of Licensor in existence as at the Commencement Date are specified in Schedule I;

        "WARRANT": warrant granting the right to purchase 1 (one) share of the common stock of Grantor at the valuation specified in Schedule V;

        "WORKING DAY": any day other than: a Saturday or a Sunday or any public holiday in England and Wales.

1.2     In this Agreement (except where the context otherwise requires):-

1.2.1 any reference to a Recital, Clause or Schedule is to the relevant recital, clause or schedule of or to the Agreement, and any reference to a sub-clause or paragraph is to the relevant sub-clause or paragraph of the Clause or Schedule in which it appears;

1.2.2 the Schedules are integral parts of the Agreement. In the event of any conflict between a term of a Schedule and a term elsewhere in the Agreement the latter shall prevail;

1.2.3 the headings of indices clauses and Schedules are included for convenience only and shall not affect the interpretation of the Agreement;

1.2.4   references to the "parties" or a "party" are references respectively to
        (a) Licensor of the one part and (b) Licensee and Grantor of the other part, and any obligation hereunder of the party of the second part shall be deemed to have been performed if performed by Licensee and/or Grantor;

1.2.5 the expressions "Licensor", "Licensee" and "Grantor" shall include (where appropriate) their respective successors in title and permitted assigns;

1.2.6 Licensor shall not unreasonably withhold or delay the giving of any consent or approval which Licensee and/or Grantor is required hereunder to seek from it;

1.2.7 unless the context otherwise requires: words denoting the singular shall include the plural and vice versa; references to a gender shall include all other gender; references to persons shall include bodies corporate, unincorporated associations, firms and partnerships in each case whether or not having a separate legal personality; and references to the word "include" or "including" are to be construed without limitation; and

1.2.8 any reference to a statute, statutory provision or subordinate legislation ("legislation") shall (except where the context otherwise requires) be construed as referring to such legislation as amended and in force from time to time and to any legislation which enacts or consolidates (with or without modification) any such legislation.

2.      LICENCE

2.1 Subject only to Clause 2.2 Licensor hereby grants to Licensee a sole and exclusive licence throughout the Territory during the Initial Term of the Interactive Entertainment Rights in the Wallace and Gromit Properties on the terms hereof ("the Licence").

2.2 The Licence shall exclude any Interactive Entertainment Right that is the subject of any Wallace and Gromit Prior Licence, but only for the duration of the latter.

3.      OPTION: SCOPE

3.1 Licensor hereby grants to Licensee a sole and exclusive option ("the Option") (the procedure for whose operation is specified in Clause 4) during the Initial Term throughout the Territory in respect of the following Interactive Entertainment Rights:

3.1.1 Interactive Entertainment Rights in any Property constituting a Feature Film except (a) those Properties subject to Licensor's written agreements dated 24 May 1999 and 30 May 1999 with DreamWorks as further particularized in Schedule II as at the Commencement Date (save that for the avoidance of doubt any such Properties constituting Wallace and Gromit Properties shall, notwithstanding the foregoing, be included in the Licence), and (b) those Properties featuring substantially the same characters as any Short Film included in the Option during the Initial Term that Licensee has declined to option;

3.1.2 (subject to Clause 3.2) Interactive Entertainment Rights (a) in any Property in which Licensor retains any such Rights (and to the extent that Licensor retains them) at the Commencement Date (as further particularized in Schedule III as at the Commencement Date), or (b) in any Short Film made by or on behalf of Licensor during the Initial Term; and

3.1.3 (save only to the extent (if at all) expressly excluded therefrom by the Agreement) the Interactive Entertainment Rights in all other Properties in existence as at the Commencement Date or coming into existence during the Initial Term.

3.2 The Option shall not extend to work commissioned from and/or created by Licensor specifically for any advertising campaign on behalf of any of its commercial clients ("Commercial Characters"). However to the extent that Licensor owns or controls any Interactive Entertainment Right in any Commercial Character and Licensee wishes to Exploit any such Interactive Entertainment Right with the agreement of Licensor's commercial clients or otherwise, Licensor shall Promptly introduce Licensee to the relevant commercial client and make reasonable endeavours to procure that such Right is licensed to Licensee before offering any such Right to another interactive game publisher (in connection with which Licensor shall follow the procedure, mutatis mutandis, stipulated in sub-clauses (a), (b) and (c) of Clause 5.4).

3.3 The Option shall not extend to any Interactive Entertainment Right which is the subject of any non-Wallace and Gromit Prior Licence, but only for the duration of the latter. Notwithstanding the foregoing the existence of a Non-Wallace and Gromit Prior Licence shall not prevent Licensee from exercising the Option in respect of other Interactive Entertainment Rights in the Property that is the subject of the said Prior Licence.

4.      OPTION: PROCEDURE

4.1 During the Initial Term Licensor shall not offer any Interactive Entertainment Rights that are included within the scope of the Option to any third party unless Licensee has declined to exercise the Option over them in accordance with this Clause 4.

4.2 During the Initial Term Licensor shall Promptly notify to Licensee details of all its TV, film and internet projects and of all other Properties to which the Option applies, and serve on Licensee prior to the commencement of principal photography thereof a copy of the script or storyboard or character designs, film or other creative material for any said Property, and copies of all other relevant material in Licensor's possession (including chain-of-title documentation and proposed schedule for release) together with a notice stating that the Property is available for the exercise of the Option ("Notice of Availability"). Notices of Availability for Properties existing or in production at the Commencement Date shall be served on Licensee on or before the Signature Date and Licensor shall use best endeavours to Promptly serve on Licensee further details of such Properties upon request. For the avoidance of doubt this Clause 4.2 shall not apply in respect of any Property developed by or on behalf of Licensor as referred to in Clause 3.1.1(a) with a view to offering it to DreamWorks as a Feature Film until either a) DreamWorks has rejected such a Property or b) Licensor has decided not to offer the Property to DreamWorks.

4.3 Licensee may exercise its Option on each Property at any time up to 90 (ninety) days after the date of service on it of the applicable Notice of Availability by serving notice on Licensor ("Option Notice"). Licensee may expressly decline the Option on any Property by serving notice on Licensor. In the event that Licensee does not serve an Option Notice on Licensor within the said 90 (ninety)-day period the Option on that Property shall be deemed declined.

4.4 If Licensee exercises the Option on any Property pursuant to Clause 4.3, it shall automatically be granted by Licensor with effect from the date of the applicable Option Notice until the 5th (fifth) anniversary thereof ("Option Licence Term") a sole and exclusive licence throughout the Territory of the Interactive Entertainment Rights therein (subject only to such derogations, if any, as are applicable by virtue of Clause 3 provided that such derogations were specified in the Notice of Availability) upon the terms hereof ("Option Licence").

4.5 Licensor covenants that at the request of Licensee it shall Promptly and unconditionally do or procure that there shall be done or such acts and execute or procure that there shall be executed all such documents as may be reasonably necessary or desirable in Licensee's opinion to secure the confirmation or perfection of the grant to Licensee of any Option Licence.

4.6     If the Option has been declined (or deemed declined pursuant to Clause
        4.3 by Licensee in respect of any Property Licensor shall be entitled to offer the Interactive Entertainment Rights in that Property to any third party.

5.      CONSIDERATION

5.1 In consideration of the grant of the Licence Licensee shall (subject always to Licensor's material compliance with its obligations and warranties hereunder) pay to Licensor in the following instalments the sum of US$ [*] ("the Advance") in advance of and recoupable from Royalties, which shall be payable as follows and which shall (without prejudice to any claim by Licensee against Licensor for damages in the event of breach of the Agreement by Licensor) be non-returnable:

5.1.1 US$ [*] on the Commencement Date (receipt of which the Licensor acknowledges);

5.1.2   US$ [*] on the Signature Date;

5.1.3   US$ [*] within 60 (sixty) days after the Signature Date;

5.1.4 US$ [*] on the date of notification to Licensee of Licensor's concept approval (as such term is understood in the interactive entertainment industry) of the Product based on any Wallace and Gromit Property produced by or on behalf of Licensee for the Nintendo GameBoy Advance format;

5.1.5 US$ [*] on the date of notification to Licensee of Manufacturer's or Licensor's approval of the first Product based on any Wallace and Gromit Property produced by or on behalf of Licensee for any platform other than Nintendo GameBoy Advance;

5.1.6 US$ [*] on the shipment by Licensee or any of its Affiliates or any sub-licensee of Licensee of the first 128-bit Product (or more advanced console Product, if earlier) produced by or on behalf of Licensee based upon any Wallace and Gromit Property.

------------------

[*] Confidential portion omitted and filed separately with the Commission.

5.2 In consideration of the grant of the Licence and of any Option Licence Grantor shall grant to Licensor up to [*] Warrants as set out below:

5.2.1   [*] Warrants on the Signature Date;

5.2.2   [*] Warrants within 60 (sixty) days after the Signature Date;

5.2.3 [*] Warrants within 7 (seven) Working Days after the earlier of the following dates: (a) the date of service on Grantor by Licensor of a copy of the greenlight notice (as such term is understood in the film industry) by DreamWorks for any Feature Film based on or featuring the characters of Wallace and Gromit or (b) the date of service on Grantor of notification that principal photography of the said Feature Film has commenced;

5.2.4 [*] Warrants on the service by Licensee of an Option Notice for any Short Film or other Property not being a Wallace and Gromit Property; and

5.2.5 [*] Warrants (or the balance of [*], if fewer) on the service on Licensor by Licensee of an Option Notice for a Feature Film.

5.3     The valuation of each Warrant shall be calculated pursuant to Schedule
        V.

5.4 In the event that Licensee wishes to exercise the Option in respect of one, two, three or four Properties during the Term no advance or option fee or other consideration shall be payable by Licensee to Licensor in respect thereof over and above what is specified in Clause 5.2. In the event that Licensee wishes to exercise the Option in respect of any Property in excess of four Properties during the Term, the parties shall attempt in good faith to agree an option fee or advance for such Property, failing which Licensor may offer to license the Interactive Entertainment Rights in such Property to any third party save that Licensor undertakes (a) Promptly to notify to Licensee full details of any bid for any such licence received by Licensor from any third party and (b) to provide to Licensee no less than 15 (fifteen) days in which to match any such bid and (c) (if Licensee matches the said bid within the said period) forthwith to grant to it an Option Licence in respect of the said Property.

5.5 Except as may be agreed between the parties in writing as provided in Clause 5.4 or otherwise no advances shall be payable or recoupable in respect of Properties optioned by Licensee pursuant to Clauses 5.2.4 or
        5.2.5 other than the grant of Warrants as specified therein. The value of Warrants shall not be recoupable from Royalties.

5.6 Licensor acknowledges and agrees that the consideration payable to it hereunder takes into account and includes a payment in respect of rental and lending rights and that such payment constitutes equitable and adequate consideration therefor and constitutes and satisfies in full any and all rights which Licensor has, or may at any time during the Term have, to receive equitable, adequate or other remuneration for the exercise by or behalf of Licensee of the said rights in respect of any Licensed Property.

------------------

[*] Confidential portion omitted and filed separately with the Commission.

6.      ROYALTIES

6.1 Subject always to Licensor's material compliance with its obligations and warranties hereunder Licensee shall pay to Licensor in the Currency royalties based on Net Receipts less Cost of Manufacture in respect of all Products Exploited by Licensee or any of its Affiliates in the Territory during the Term at the rates specified in Schedule VI ("Royalties").

6.2 Notwithstanding anything herein to the contrary Licensee shall be unconditionally entitled to recoup all instalments of the Advance paid by it to Licensor pursuant to Clause 5.1 against the Royalties (if any) payable by Licensee to Licensor pursuant to Clause 6.1 in respect of Exploitation of Wallace and Gromit Properties. For the avoidance of doubt, advances paid in respect of a specific Property shall not be recoupable from Royalties due in relation to a different Property.

6.3 Licensee shall be entitled to recoup all Advances paid to Licensor hereunder against the Royalties (if any) payable to Licensor hereunder as specified in Clause 6.1. For the avoidance of doubt Licensee shall not be entitled to recoup any Advance more than once.

6.4 Notwithstanding anything herein to the contrary, Licensee shall not be obliged to pay any Royalties to Licensor in respect of Products (a) used free of charge for bona fide promotional purposes, or (b) furnished free to the trade, press or for public relations use, or (c) sold as a Clearance Sale Devices, or (d) lost, stolen, damaged or destroyed.

6.5 Licensee shall pay to Licensor in accordance with Clause 7(a) [*] of any advance of or on account of royalties or any good or valuable consideration credited to or received by Licensee or any of its Affiliates for the grant of a sublicence in whole or in part of any Interactive Entertainment Right, and (b) sublicence royalties calculated in accordance with Clause 6.6.

6.6 Sublicence royalties shall be calculated on the basis of sublicensees' reports to or receipts by Licensee or its Affiliates, Exploitation reported by sublicensees being treated as Net Receipts for this purpose (whether or not actually received by Licensee). In the event that the value or quantity of units Exploited cannot be determined from such sublicensees' reports, it shall be assumed for the purpose of royalty calculations that the Net Receipts attributable to the Exploitation of a Product are equal to the mean of that (excluding returns) reported by Licensee for sales of Product of that format by Licensee or any of its Affiliates in the most recent prior period in which such Exploitation has taken place and Licensee's royalty statement shall (where applicable) state what assumption has been made.

6.7 Licensee may recoup the amount of any portion of a sublicence advance paid to Licensor pursuant to Clause 6.5 from sublicence royalties due to Licensor under Clause 6.5 pursuant to that sublicence and/or in respect of the Property or Product to which the sub-licence relates but not otherwise.

6.8     Notwithstanding anything herein to the contrary:-

------------------

[*] Confidential portion omitted and filed separately with the Commission.

6.8.1 no consideration for its grant of the rights granted hereunder to Licensee and Grantor shall be payable to Licensor hereunder other than the Advances and (to the extent applicable) the Warrants and the Royalties , which Licensor acknowledges shall constitute a full and final discharge of Licensee's obligations to it hereunder;

6.8.2 Except by way of cross-collateralisation of Royalties and Advances between different Licensed Properties Licensee shall be entitled to pay any Advance, Royalty or other sum payable to Licensor hereunder subject to any set-off, deduction or counter-claim by Licensee and/or Grantor against Licensor under the Agreement; and

6.8.3 in the event of any material breach of the Agreement or Insolvency by Licensor Licensee and Grantor shall be entitled without liability and without prejudice to their other remedies hereunder to suspend the payment to Licensor of any Advance and/or Royalty and the grant to Licensor of any Warrant that would otherwise have been payable or grantable (as the case may be) to Licensor provided that any such suspension shall be effective only for so long as Licensor's breach has not been remedied.

6.9 Licensee shall have the right to establish reserves (not to exceed [*] of Net Receipts) for returns and defective Products. Unused reserves shall be liquidated within 12 (twelve) months of being established if not applied to returns and defective Products.

6.10 To the extent that Licensee receives Net Receipts in a currency other than the Currency, such Receipts shall for the purpose of calculating Royalties be converted to the Currency at the rate prevailing for the purchase of the Currency with such other currency as designated by Licensee's bankers on the date when the Receipt is first received by the Licensee.

7.      ROYALTY ACCOUNTING

7.1 Licensee shall within 30 (thirty) days after each Quarter Day during the Term serve on Licensor and Licensor's Agent a full and complete statement containing the following information in respect of the Exploitation of the Properties and the Products by Licensee and its Affiliates during the preceding Quarter ("Royalty Statement"): all (if any) moneys owing to Licensor, the numbers of Products manufactured and sold, details of all deductions including reserves, returns and damaged copies and Costs of Manufacture, and details of sublicenses (including copies of sublicenseees statements to Licensee in the period) under the Agreement.

7.2 Royalties shall (subject to the terms and conditions hereof) be paid by Licensee to Licensor simultaneously with the service of the relevant Royalty Statement, provided that for each Licensed Property the advance (if any) and sub-licence advances (if any) shall be set-off against and deducted from Royalties accruing in relation to that Licensed Property.

7.3 Licensee shall during the Term keep full and proper books of account relating to the Exploitation of its rights under the Agreement and Licensor or its

------------------

[*] Confidential portion omitted and filed separately with the Commission.

        representative shall during the Term and for a period of 3 (three) years afterwards have the right during normal business hours and on not less than 15 (fifteen) days' notice to examine and take copies of such books of account no more frequently than once per calendar year at the premises where Licensee normally keeps them and subject always to Licensor's confidentiality obligations under Clause 15. In the event that such audit or inspection reveals any deficiency in moneys paid to Licensor under this Agreement then Licensee shall pay the same to Licensor together with interest from the date first due calculated with monthly rests at a rate of 2% (two per centum) above the prime or base rate from time to time charged to Licensor by its bankers and if such underpayment is in excess of [*] of sums due to Licensor Licensee shall pay all reasonable costs incurred by Licensor directly as a result of such inspection. Licensee shall reimburse to Licensor any such deficiency and pay to Licensor any such costs within 30 (thirty) days after the date of service on it by Licensor of documentary evidence thereof. Save as aforesaid any exercise by Licensor of its rights under this Clause 7.3 shall be at its own cost and expense.

7.4 If Licensor has any objection to a Royalty Statement, it shall notify full details thereof to Licensee within 3 (three) years after the date of service on Licensor of the said Statement. Each Royalty Statement will become conclusively and irrevocably binding on Licensor (save where facts are subsequently discovered by audit or otherwise that are inconsistent with it) at the end of the said period and (save as aforesaid) Licensor will have no right to institute any action against Licensee in connection with any Royalty accounting relating to such Statement, or to institute an action against Licensee for Royalties relating to such Statement in connection with any Exploitation of Products, unless the action is commenced within the said time period.

7.5 All Advances, Royalties and other sums payable to Licensor hereunder are exclusive of any value added, sales or other tax which may be applicable in any part of the Territory.

7.6 If Licensee is required by law to withhold any tax or any other sum from any Advances, Royalties or any other sums payable to Licensor hereunder the Licensee shall use its reasonable endeavours to serve on Licensor
        (a) evidence as to Licensee's obligations to make such withholding, and (if it is the case) that the said withholding has been made, and (b) such documentation and information as Licensor may reasonably require for the purpose of the Licensor obtaining any available tax credit in the United Kingdom.

7.7     Payments due to Licensor hereunder shall be paid via

7.7.1 US dollar cheque drawn on a United States bank made out to `Aardman Animations Limited' and sent to the following address:

        Aardman Animations Ltd
        PO Box 8500-50415
        Philadelphia
        PA 19178-50415
        USA

------------------

[*] Confidential portion omitted and filed separately with the Commission.

7.8 If exchange control or other restrictions prevent or threaten to prevent the remittance to Licensor of any money payable under the Agreement, Licensee shall (save to the extent that it is prohibited from so doing by any applicable law, regulation or standard) Promptly advise the Licensor in writing and follow Licensor's instructions in respect of the money to be remitted including if required depositing the same with any bank or other person designated by the Licensor at such location as may be designated by Licensor.

8.      ATTRIBUTION

8.1 All Products shall be marketed under (inter alia) such of the Licensor Trade Marks as (a) Licensor shall have notified to Licensee with sufficient advance notice and (b) are practicable to be included in connection with the said marketing. The packaging of the Products shall show that they are published by Licensee under licence.

8.2 The covers, sleeves and/or jackets of all Products, and all publicity, promotional and advertising material relating thereto, shall bear such credits, copyright and trade mark notices as (a) Licensor shall have notified to Licensee with sufficient advance notice and (b) are practicable to be included thereon.

9.      EXPLOITATION

9.1 Licensee shall have no obligation hereunder to Exploit any Interactive Entertainment Right licensed to it hereunder and, without prejudice to the generality of the foregoing, disclaims any warranty to Licensor that any level of sales of the Products will be achieved by it.

9.2 Notwithstanding anything to the contrary herein and save for the Prior Licences and Properties excluded under Clause 3.1.1 and Clause 3.2 Licensor shall not in the Territory Exploit any Product or exercise any rights granted to Licensee and/or Grantor hereunder or authorise any third party to do any of the foregoing.

9.3 Except as otherwise expressly provided herein Licensee shall be solely and exclusively entitled at its sole discretion to determine the manner and method in which the Products are Exploited.

9.4 Licensor shall comply with any reasonable request from Licensee to support the promotion, publicity, marketing and advertising of the Products by or on behalf of Licensee. Licensee shall reimburse Licensor's reasonable and documented costs and expenses of so doing within 30 (thirty) days of having been notified of them.

9.5 The parties acknowledge that publishing is a speculative venture, and Licensee makes no warranty to Licensor that any, or any particular, level of sales of the Products shall be achieved.

9.6 Licensee shall be responsible for the cost of obtaining clearances of any relevant rights in respect of the names, likenesses, biographies, photographs and recorded voices of performers and other real persons appearing in any of the Properties for use in the Products. Licensor shall give all reasonable assistance to Licensee in obtaining such clearances.

10.     LICENSOR'S APPROVAL RIGHTS

10.1 Licensor shall have prior approval at its sole discretion of character models, packaging and sleeves, themes, and gameplay and final approval of Beta. Licensor shall have approval (not to be unreasonably withheld or delayed) of any developer including the Licensee or any of its Affiliates used by Licensee for a Property (in connection with which Licensor irrevocably and unconditionally approves Frontier as the Developer of the Programme entitled Wallace & Gromit 1: Zoo Game). Licensor shall have approval of sub-licences (not to be unreasonably withheld or delayed), and shall have approval (not to be unreasonably withheld or delayed)] of marketing plans and concepts and of all marketing and of all marketing methods and channels in which Licensee wishes to make use of any Licensor Trade Marks and approval of all marketing, publicity and advertising materials. Except where Licensor's approval is requested for fundamental changes in either game or marketing concepts, approval for the inclusion of any element within a particular game or marketing plan shall not be withdrawn or varied by Licensor once granted.

10.2 Subject to events of Force Majeure and to compliance by Licensor with its material obligations hereunder Licensee undertakes that it shall prior to 31 March 2002 serve on Licensor approval scripts and a demo for a Game Boy Advance game, and shall use its best endeavours to do so on or before the Signature Date. For the avoidance of doubt the payment by BAM to Aardman of the instalment of the Advance specified in Clause
        5.1.4 shall fall due on 31 March 2002 or the date of the approval of said presentation by Aardman (whichever earlier).

11.     LICENSOR'S WARRANTIES

        Licensor warrants represents and undertakes to Licensee that:-

11.1 it has the full, unconditional and irrevocable right and authority to enter into the Agreement and to fully perform all of its obligations hereunder and (without prejudice to the generality of the foregoing) has (subject only to Clause 9.6) obtained all consents relating to the content of all Licensed Properties required under the Copyright, Designs and Patents Act 1988 and all other legislation which may be required for the Exploitation of the Products by or on behalf of Licensee;

11.2 it is and will be during the Term the sole and exclusive owner throughout the Territory of all rights (including Intellectual Property rights) in and to all Licensed Properties and Licensed Rights and Licensor Trade Marks, and has not done or permitted and will not do or permit any act or omission which would impair or diminish the validity or duration of any such right;

11.3    it is solvent and not subject to or threatened by any Insolvency;

11.4 the Key Executives and all other Contributors employed or engaged by or on behalf of Licensor or any of its Affiliates are qualifying persons within the meaning of the Copyright, Designs and Patents Act 1988;

11.5 neither the performance of its obligations hereunder nor its agreement so to do is or shall be in breach of or prevented or restricted by or conditional on any express or implied obligation binding upon it or a breach, violation or infringement of any laws, rights or regulations, civil or criminal or otherwise, in any part of the world or give rise to any third party claim for compensation pursuant to any legal entitlement anywhere in the Territory (whether in force as at the Signature Date or at any time thereafter);

11.6    all Licensed Properties will during the Term:-

11.6.1 be (a) wholly-owned original works of authorship developed by it or its employees or (b) works in respect of which Licensor enjoys all such licences and authorisations necessary to enable Licensee to Exploit them as if they were works falling within Clause 11.6.1 (a) without any further cost or expense and

11.6.2 be free and clear of any and all claims, liens, charges or encumbrances which may adversely affect any Licensed Right and

11.6.3 contain nothing which infringes any right of publicity, privacy or personality or which is obscene and/or libellous or which breaches any duty of confidence or constitutes any contempt of court anywhere in the Territory;

11.7 the exercise of the Licensed Rights by or on behalf of Licensee in accordance with the terms hereof will not (a) infringe any Intellectual Property or other proprietary right of any person anywhere in the Territory or (b) breach, violate or infringe any laws or regulations, civil or criminal or otherwise, in any part of the Territory or give rise to any third party claim for compensation pursuant to any legal entitlement anywhere in the Territory (whether in force at the Signature Date or at any time thereafter) or (c) oblige Licensee or any of its Affiliates or any licensee of the foregoing to make any payment to any person other than as specified herein and as referred to in the definition of "Cost of Manufacture";

11.8 save as disclosed hereunder it has not entered into and will not during the Term enter into any agreement, arrangement or understanding (whether legally enforceable or not) (a) for the assignment, transfer or licensing or otherwise permitting the Exploitation of any Licensed Right or (b) which prevents, restricts or otherwise inhibits Licensee's freedom to Exploit any Licensed Right in accordance with the terms hereof or (c) which may conflict with any obligation of Licensor or any right of Licensee or Grantor hereunder;

11.9    to the best of its knowledge and belief:-

11.9.1 no Licensed Right is currently being infringed, misused or used without authorisation by any third party or has been so infringed, misused or used without authorisation prior to the Signature Date;

11.9.2 no third party has threatened any such infringement, misuse or unauthorised use; and

11.9.3 there is no present or prospective IP Claim in respect of any Licensed Right;

11.10 it has neither by any act or omission caused or permitted anything to be done, nor has knowingly withheld from Licensee knowledge of any circumstances, that might endanger the validity of any Licensed Right or the ability of Licensee to enforce or Exploit it in accordance with the terms hereof;

11.11 the Licensed Rights shall provide to Licensee any and all rights of Licensor to Exploit the Licensed Properties throughout the Territory in interactive entertainment software format.

12.     LICENSEE'S WARRANTIES

        Licensee warrants represents and undertakes to Licensor that:-

12.1 it has the full, unconditional and irrevocable right and authority to enter into the Agreement and to fully perform all of its obligations hereunder;

12.2    it is solvent and not subject to or threatened by any Insolvency;

12.3 it will ensure that the Products carry all proper copyright notices and credits as notified to it by Licensor;

12.4 (without prejudice to Licensor's warranties in Clause 11) the Products shall be manufactured, sold and distributed in accordance with all applicable laws and standards and shall not be accompanied by any defamatory, malicious, false, licentious or blasphemous material or any actual firearms, tobacco, alcohol or drugs or so as to bring Licensor into disrepute;

12.5 (without prejudice to Licensor's warranties in Clause 11) it shall (as between the parties) be responsible for obtaining all certifications, registrations and approvals from statutory or regulatory authorities for release and distribution of the Products in the Territory (but for the avoidance of doubt excluding certifications, negotiations and approvals relating to Licensor Trade Marks and other Intellectual Property owned or controlled by Licensor);

12.6 (subject to Clause 9.6) it shall ensure that it has obtained and paid for all licences, clearances and authorisations from third parties to produce the Products;

12.7 it shall not do or omit to do or permit there to be done any act which may render invalid the Property or any right of copyright or other rights licensed under the Agreement;

12.8 it shall during the Term maintain at its own expense product liability insurance (which shall name Licensor as co-insured and co-payee) in the amount of US$3,000,000 (three million US dollars) or sterling equivalent in the aggregate and for each claim to protect Licensee and Licensor against any and all claims actions losses or damages arising out of any actual or alleged defects in the

        Product such product liability insurance being from a reputable recognised insurance company and prior to manufacturing the Products Licensee shall supply for Licensor's retention a copy of all policy documentation relating thereto. In addition the policy shall be Promptly endorsed so that cancellation or material alteration shall not take place without the written consent of Licensor;

12.9 Licensee shall not knowingly manufacture or distribute any defective or sub-standard Products or publicity material relating thereto and shall ensure that at its own expense all products and said publicity material are of the highest standards used in the industry and (without prejudice to Licensor's warranties in Clause 11) shall conform with all applicable laws and standards.

13.     INDEMNITIES

        Each party ("the First Party") hereby agrees at all times (both during and after the Term) fully and effectively to indemnify the other party ("the Other Party") and to keep it so indemnified from and against any and all losses, costs, expenses, damages and liabilities (including any damages or compensation paid by the Other Party on the advice of its legal advisers to compromise or settle any Claim and any legal costs or expenses incurred by the Other Party) which it or any of its directors officers employees or agents may sustain or incur arising directly or indirectly from any action, claim, suit or proceeding (together "Claim") brought, made or threatened by any third party against any of the foregoing persons resulting from any actual or alleged breach by or on behalf of the First Party of any of its warranties expressed or implied herein PROVIDED ALWAYS that (notwithstanding anything to the contrary herein):-

13.1 the First Party shall be exclusively entitled to contest, defend or settle any Claim;

13.2 the Other Party shall Promptly notify to the First Party details of any Claim (whether actual, suspected or threatened) that comes to its attention;

13.3 the Other Party shall at the request and expense of the First Party provide to the First Party all reasonable assistance for the purpose of contesting defending or settling any Claim;

13.4 the Other Party shall not (by any act or omission) admit liability or otherwise prejudice or jeopardise the First Party's actual or potential defence to any Claim; and

13.5 the said indemnity is subject to the Other Party's duty to mitigate all of its said losses, costs, expenses, damages and liabilities.

14.     INTELLECTUAL PROPERTY

14.1 In the event of any actual, threatened or suspected claim by any third party against Licensee and/or Licensor in any part of the Territory (whether or not in the form of or accompanied by legal proceedings) that the actual or intended Exploitation of any Product infringes the Intellectual Property rights or any other rights of the said third party anywhere in the Territory ("IP Claim"):-

14.1.1 Licensor shall Promptly notify to Licensee all details of the IP Claim of which it is or becomes aware;

14.1.2 Licensor shall at Licensee's request Promptly and unconditionally provide to Licensee all reasonable assistance for the purpose of contesting, defending or settling the IP Claim, including modifying any part of the Property in suit in order to remove it from the scope of the IP Claim;

14.1.3 Licensor shall not (by any act or omission) admit liability or otherwise prejudice or jeopardise the actual or potential defence of either party to any IP Claim;

14.1.4 Licensee shall be entitled to retain any costs awarded against or paid by said third party and to recoup any of its unreimbursed expenses from any damages or other compensation paid or awarded in respect of the IP Claim, after which the balance (if any) of such damages or other compensation shall be considered Net Receipts; and

14.1.5 nothing in this Clause 14.1 shall prejudice any of Licensee's rights against Licensor under Clauses 11 or 13 in connection with any IP Claim.

14.2 In the event of any actual, threatened or suspected infringement by any third party in the Territory of the Intellectual Property in any Licensed Right:-

14.2.1 Licensor shall Promptly notify to Licensee all details of any such infringement of which it is or becomes aware;

14.2.2 Licensee shall (subject only to the service of prior notice on Licensor) be entitled to take such action in any part of the Territory against the third party on behalf of itself or on behalf of itself and Licensor (whether or not in the form of legal proceedings) as it deems appropriate ("IP Action"). The said entitlement shall be sole and exclusive save where (a) Licensee fails to take such action after a reasonable period of time has elapsed after having been requested so to do by Licensor, and/or (b) where the infringement extends to Intellectual Property Rights in a Licensed Property in addition to Interactive Entertainment Rights, in either of which cases the said entitlement shall be non-exclusive;

14.2.3 Licensor shall at Licensee's request and reasonable expense Promptly and unconditionally provide to Licensee all reasonable assistance in connection with any IP Action; and

14.2.4 Licensee shall be entitled to retain any costs, expenses, damages or other compensation awarded against or paid by the said third party in connection with the resolution or settlement of any IP Action.

14.3 In respect of the grant of the Licence and of all Option Licences, and without prejudice to Clause 8 or Clauses 12 and 13 , Licensor hereby irrevocably and unconditionally waives in favour of Licensee and its Affiliates and licensees and the successors and assigns of the foregoing all moral rights within the meaning of Chapter IV of Part I of the Copyright, Designs and Patents Act 1988 and of all legislation or laws anywhere in the Territory of similar or equivalent effect and warrants that it has procured all persons referred to in Clause 11.4 so to waive the same.

15.     CONFIDENTIAL INFORMATION

15.1 Save as may be required by operation of law or the rules of The Stock Exchange or by any governmental, regulatory or judicial authority of competent jurisdiction each party ("the First Party"):

15.1.1 shall keep strictly confidential information of a confidential, proprietary or sensitive nature received, obtained or learned from the other party before or since the Operative Date pursuant to or in preparation or contemplation of its performance of the Agreement relating to the other party ("the Other Party") or any of its Affiliates or to any of the officers, servants, agents, customers or suppliers of any of the foregoing persons or to the business of any of the foregoing persons or to any Product or Property, and whether or not expressly designated confidential and/or in tangible format ("Information");

15.1.2 shall not without the Other Party's prior written consent use or permit or cause any Information to be used save for the direct purposes of the Agreement; and

15.1.3 shall not without the Other Party's prior written consent disclose or permit or cause any Information to be disclosed to any person other than to those of its officers, directors, contractors, employees or professional advisers (a) who need to be informed thereof to enable the First Party to perform its obligations hereunder or to take advice thereon and (b) who have been informed of the Information's confidentiality and directed to keep it confidential and (c) who are under an enforceable obligation of confidentiality to the First Party.

15.2 For the purpose of this Clause 15 the terms of the Agreement shall be deemed to be Information received by one party from the other.

15.3 The First Party shall forthwith notify to the Other Party any actual, suspected or threatened use or disclosure of the Other Party's Information in contravention of this Clause 15 of which it becomes aware and shall render such assistance to restrain such use as the Other Party may request.

15.4 Each Party shall all use reasonable endeavours to procure that none of its officers, directors, servants or agents is responsible for any act or omission which (if it were responsible for it) would constitute a breach of any of the provisions of this Clause 15.

15.5 Each Party further acknowledges and agrees that, in the event of a breach or threatened breach of this Clause 15, the other party may have no adequate remedy in money or damages and, accordingly may be entitled to preliminary, permanent and other injunctive relief.

15.6 Notwithstanding the foregoing the First Party will have no obligation in connection with specific Information to the extent, but only to the extent that:-

15.6.1 is in the public domain at the time that it is received, obtained or learned by the First Party;

15.6.2 it subsequently becomes part of the public domain through no wrongful act of the First Party, or

15.6.3 it is received by the First Party from a third party who is lawfully authorised to disclose the same without breach of the Agreement and/or of any obligation to the Other Party.

16.     KEY EXECUTIVES

        Licensee shall be entitled to terminate (at its discretion) the Agreement or the Option in the event that either Key Executive should cease to be either employed by or an active creative consultant for Licensor ("Cessation"). Licensor shall Promptly notify Licensee of any Cessation in respect of either Key Executive and Licensee shall have 30 (thirty) days from the date of service thereof to exercise its said entitlement. If Licensee fails to notify Licensor of its intention to do so during the said 30-day period or declines to terminate the Option Licensee shall not be entitled to terminate the Option upon the provisions of this clause save in the event of a Cessation in respect of the other Key Executive.

17.     CONSULTATION AND COOPERATION

17.1 Licensor and Licensee shall consult each other in good faith in concerning the creation, development and marketing of the Properties and of any Products developed pursuant to the Agreement. Without prejudice to the generality of the foregoing, Licensor shall inform Licensee of the status of pre-production, production and post-production of each Licensed Property no less frequently than monthly, and shall serve on Licensee regular production status reports during the period of principal photography and post-production of each Licensed Property.

17.2 Each party ("the first party") shall make reasonable efforts to procure that the other party has access in advance to the marketing plans and advertising materials prepared by or on behalf of the first party in connection with Exploitation of the Properties or any Products. Without prejudice to the generality of the foregoing Licensor shall use all reasonable endeavours to provide to Licensee free access to all publicity and advertising materials prepared by or on behalf of Licensor in connection with the theatrical or televisual release of any Licensed Property, and agrees that Licensee may use such materials free of charge to Exploit any Products developed in connection with such Licensed Property.

17.3 Neither party shall make any press or public announcement concerning the Agreement without consulting the other in advance.

17.4 Licensee shall during the Term and for 3 (three) years thereafter keep full and proper chain-of-title documentation for each Licensed Property and Licensee or its representative shall during the Term and for 3 (three) years thereafter have the right during normal business hours and on not less than 15 (fifteen) days' notice to examine and take copies of such documentation at the premises where

        Licensor normally keeps them, and subject always to Licensee's confidentiality obligations under Clause 15.

18.     TERM AND TERMINATION

18.1 This Agreement shall come into force on the Commencement Date and, subject to premature termination as specified herein, shall expire on the latest of the following dates:-

18.1.1 (if no Option Licence has been granted to Licensee) the date of expiry of the Initial Term, or

18.1.2 (if any Option Licences have been granted to Licensee) the date of expiry of the Option Licence Term of the last Option Licence to have been granted to Licensee.

18.2 Each party shall be entitled to terminate the Agreement summarily by the service of notice on the other if:-

18.2.1 the other commits any breach of any of its obligations or warranties hereunder and, in the case of a breach capable of remedy, has failed to remedy the same within 30 (thirty) days after the service on it by the first-mentioned party of notice particularising the breach and requiring its remedy and containing a warning of such party's intention to terminate; or

18.2.2  the other becomes Insolvent.

18.3 Licensee shall be entitled to terminate the Agreement summarily by the service of notice on Licensor if Licensor undergoes or announces its intention to undergo any change of Control which results in a majority of the ordinary voting shares in Licensor being transferred to a person who is a publisher of interactive entertainment software.

18.4 For the purpose of this Clause 18 a breach shall be considered capable of remedy if the party in breach can perform the obligation in question in all respects other than as to time of performance (provided that time of performance is not of the essence). For the avoidance of doubt the dates for the performance of the obligations of Licensee and Grantor under the Agreement shall not be of the essence unless agreed in writing to the contrary between the parties.

18.5 The rights to terminate the Agreement given by this Clause 18 shall be without prejudice to any other right or remedy of either party in respect of the breach concerned (if any) or any other breach.

19.     CONSEQUENCES OF TERMINATION

19.1 In the event of termination of the Option by Licensee pursuant to Clause 16 the Agreement shall continue in force save that subject to accrued rights and liabilities of the parties (if any) Clauses 3, 4, 5.2, 5.3 and 5.4 shall cease to have effect.

19.2 On expiry of the Initial Term all rights licensed to Licensee under the Licence shall immediately revert to Licensor, provided that if expiry takes place subsequent to Commercial Release of any Product for which all relevant approvals have been obtained, Licensee shall have the right to sell units of the Product in stock or already irrevocably ordered from manufacturers for a period of 12 (twelve) months after the date of expiry of the Initial Term, provided that it shall continue to account for Royalties in accordance with the Agreement.

19.3 On the expiry of the Initial Term or (if earlier) termination of the Option by Licensee pursuant to Clause 16 the right to exercise the Option under the Agreement shall immediately revert to Licensor, but without prejudice to the entitlement of Licensee to exercise in accordance with the terms hereof for the remainder of its Option Licence Term any Option Licence granted to Licensee during the Initial Term.

19.4    On expiry or termination of the Agreement for whatever cause:

19.4.1 all rights licensed to Licensee under the Agreement shall immediately revert to Licensor, provided that if termination takes place subsequent to Commercial Release of any Product for which all relevant approvals have been obtained, Licensee shall have the right to sell units of the Product in stock or already irrevocably ordered from manufacturers for a period of 12 (twelve) months after the Termination Date, provided it shall continue to account for Royalties in accordance with the Agreement;

19.4.2 expiry or termination shall be without prejudice any rights accrued in favour of either party in respect of any breach committed prior to the Termination Date by the other party including (without limitation) any breach giving rise to termination hereof.

19.5    Clauses 1, 7, 13, 15, 17.4, 19, 22, 23, 24 and 25 and any other provision of this Agreement whose terms or context require its survival shall survive the expiry or termination of this Agreement.

20.     FORCE MAJEURE

20.1 Neither party shall be under any liability to the other party in any way whatsoever for destruction, damage or delay arising from circumstances beyond its reasonable control, including war, rebellion, civil commotion, strikes, lock-outs and industrial disputes, fire, theft, explosion, earthquake, act of God, flood, drought or bad weather, the unavailability of deliveries, supplies, products, disks or other media or the requisitioning or other act or order by any government department, council or other constituted body (together "Force Majeure"). Notwithstanding the forgoing, each party shall use all reasonable endeavours to continue to perform, or resume performance of, such obligations hereunder for the duration of such Force Majeure.

20.2 If either party is affected by Force Majeure, it shall promptly notify the other in writing of the nature and extent of the circumstances in question, and the length of time for which it is estimated such circumstances shall subsist.

20.3 In the event that either party is affected by Force Majeure for a period of more than 30 (thirty) days the other party may terminate the Agreement summarily upon notice to the first party.

21.     ASSIGNMENT

21.1 Subject to Clause 21.2 neither party may without the prior written consent of the other (not to be unreasonably withheld or delayed) give, bargain, sell, assign, transfer, charge, sub-contract, delegate or otherwise dispose of any of its rights or obligations hereunder.

21.2 It shall be unreasonable for Licensor to withhold or delay its consent to any gift, bargain, sale, assignment, transfer, charge, sub-contracting, delegation or other disposal of any of the rights or obligations of Licensee or Grantor hereunder to an Affiliate of either of the foregoing who (in the case of a gift, bargain, sale, assignment or transfer) agrees in writing to assume all of the assignor's obligations hereunder.

21.3 Any sub-contracting or delegation by either party of any of its obligations hereunder shall not relieve it of those obligations, for which it will at all times remain primarily responsible and liable to the other party for the conduct of its sub-contractors.

22.     LIABILITY

22.1 Subject only to Clause 22.2, and notwithstanding anything herein to the contrary, neither Licensee nor Grantor shall be under any liability hereunder or otherwise to Licensor for any loss (whether direct or indirect) of profits, time, business, goodwill or anticipated savings or for any incidental, indirect, special, consequential or punitive loss or damage whether foreseeable or unforeseeable whatsoever or howsoever caused.

22.2 Neither Licensee nor Grantor excludes or restricts liability for death or personal injury resulting from its own negligence.

22.3 Licensor acknowledges that the Licensed Rights are of a special, unique, unusual, extraordinary and intellectual character giving them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law, and that a breach hereof by Licensor will or may inflict irreparable injury and damage on Licensee and/or Grantor who may thereby be entitled to injunctive and other equitable relief to restrain the same.

23.     NOTICES

23.1 All notices, demands, claims, requests, invoices, consents, approvals, reports, recommendations or other communications (collectively referred to herein as "notices") given or made by one party to or on the other hereunder shall (unless expressed to the contrary herein) be in writing (which shall include email).

23.2 Unless expressed to the contrary herein all notices served by one party on the other shall be delivered by hand or sent by pre-paid first class post or by facsimile transmission or by e-mail transmission at or to the other's address given at the head hereof or to the other's fax number given in Clause
        23.5 or to the other's e-mail address given in Clause 23.6 or at or to such other address or number as the other may notify to the serving party with a copy to Licensor's Agent.

23.3 If either party changes its address for service or its fax number or its e-mail address it may serve notice thereof on the other, but notwithstanding anything herein to the contrary no such notice shall take effect until or unless actually received by the other party.

23.4    The date of service of notices served hereunder shall be:

23.4.1 (for notices served by hand) the day of delivery or (if the same is not a Working Day) the next Working Day thereafter;

23.4.2 (for notices served by pre-paid post) 2 (two) days after the date of posting; and

23.4.3 (for notices served by facsimile or e-mail transmission) the day of transmission or (if the same is not a Working Day and/or if transmission takes place after 17:00 hours) the next Working Day thereafter, provided that a confirmation copy thereof is sent by registered post to the other party at its said address within 24 (twenty-four) hours after transmission.

23.5 The respective fax numbers of the parties and Licensor's Agent are as follows:-

23.5.1  Licensee and Grantor: 01225 329241

23.5.2  Licensor: 0117 908 6677

23.5.3  Licensor's Agent: 020 7935 9115

23.6 The respective e-mail addresses of the parties and Licensor's Agent are as follows:-

23.6.1  Licensee and Grantor: jbooth@bam4fun.com

23.6.2  Licensor: sean.clarke@aardman.com

23.6.3  Licensor's Agent: jacqui@marjacq.com

23.7 Neither party shall prevent or delay the service on it of a notice hereunder or attempt to do so.

24.     GENERAL

24.1.1 All rights in any Property neither expressly granted to Licensee herein nor expressly subject to the Options granted to Licensee herein are reserved to the Licensor.

24.2 This Agreement shall operate to the entire exclusion of the Initial Agreement and any other agreements and understandings of any kind made or given by the parties before the Commencement Date relating to the subject matter hereof which are hereby superseded and of no further legal effect, and shall constitute the entire contract between the parties concerning the subject matter hereof.

24.3 No variation of the Agreement shall be effective unless set forth in writing and signed by a duly authorised representative of each party.

24.4 Except as expressly provided herein all conditions, warranties, representations,, indemnities, guarantees and other terms implied by statute or common law are hereby excluded to the fullest extent permitted by law. No party has entered into the Agreement in reliance upon any representation, warranty or undertaking of the other party which is not expressly set out or referred to herein. Nothing in this Clause 24.4 shall exclude any liability for fraud or fraudulent misrepresentation.

24.5 No forbearance, delay or indulgence by either party in enforcing the provisions of the Agreement shall prejudice or restrict its rights, nor shall any waiver by either party of a breach hereof by the other party operate as a waiver of any subsequent breach of the same or any other provisions hereof. No such waiver shall be effective unless it is writing and has been signed by the party against whom it is asserted.

24.6 No right, power or remedy herein conferred upon or reserved for either party is exclusive of any other right, power or remedy available to it and each such right, power or remedy shall be cumulative.

24.7 The parties are not partners or joint venturers or in a relationship of employer and employee or in a relationship of principal and agent. Save as expressly authorised hereby (if at all) neither party has any right or authority to act on behalf of the other party or to make any representation on its behalf and will not represent that it has such right or authority.

24.8 Each of the terms of the Agreement shall be construed as independent of every other such term to the effect that if any such term shall be determined by any judicial, arbitral, regulatory or other public authority of competent jurisdiction to be invalid, unlawful, void, voidable or unenforceable such term shall be severed from the remaining terms hereof without effect thereon which such remaining terms shall continue to be valid, lawful and enforceable to the fullest extent permitted by law.

24.9 The provisions of the Agreement are personal to the parties and are not intended to confer any rights of enforcement on any third party. The Contracts (Rights of Third Parties) Act 1999 shall not apply to this Agreement or any of its provisions.

24.10 Each party shall bear its own costs and expenses in relation to the preparation, execution and carrying into effect of this Agreement.

25.     LAW AND JURISDICTION

        The construction, validity and performance of this Agreement shall be governed in all respects by English law and the parties hereby agree to submit to the exclusive jurisdiction of the courts of England and Wales.

            SCHEDULE I: THE WALLACE & GROMIT PROPERTIES IN EXISTENCE
                           AS AT THE COMMENCEMENT DATE

The Short Films:

A GRAND DAY OUT,

THE WRONG TROUSERS, and

A CLOSE SHAVE

all directed by Nick Park

together with derivative products in print media based on them.

             SCHEDULE II: PROPERTIES REFERRED TO IN CLAUSE 3.1.1(a)

Chicken Run

Hare and Tortoise

             SCHEDULE III: PROPERTIES REFERRED TO IN CLAUSE 3.1.2(a)

Morph

Wallace and Gromit

Rabbits

Rex the Runt

Deadline

Blobs

Angry Kid

Creature Comforts

Heat Electric characters

Pib and Pog

Wat's Pig

Stagefright

Hum Drum

My baby Just Cares for Me

War Story

Going Equipped

Next

Adam

Ident

Loves me love me not

Not without my handbag

Minotaur and Little Nerkin

Al Dente

Owzat

Pop

Babylon

On Probation

Sales Pitch

Palmy Days

Early Bird

Late Edition

Confessions of a Foyer Girl

Down and Out

Happiness Bear

Get me Outta Here

Chump

Mr. Nobody

Shaun the Sheep

                         SCHEDULE IV: THE PRIOR LICENCES

                     PART A: WALLACE & GROMIT PRIOR LICENCES

----------------------------- --------------------------------- --------------- --------------
PROPERTY                      PRODUCT                           LICENSEE        EXPIRY DATE
----------------------------- --------------------------------- --------------- --------------
Wallace & Gromit              Funpack (CD-ROM)                  BBC Worldwide   30/10/2004

Wallace & Gromit              ClipArt (CD-ROM)                  BBC Worldwide   30/10/2004

Wallace & Gromit              Print-o-matic (CD-ROM)            BBC Worldwide   30/06/2004

Wallace & Gromit              Cracking Animator (CD-ROM)        BBC Worldwide   30/06/2004
----------------------------- --------------------------------- --------------- --------------


                   PART B: NON-WALLACE & GROMIT PRIOR LICENCES

----------------------------- --------------------------------- --------------- --------------
PROPERTY                      PRODUCT                           LICENSEE        DURATION
----------------------------- --------------------------------- --------------- --------------
SMart Morph                   CD-ROM                            BBC             30/9/2005

Angry Kid Online Game         Choirboy                          Aardman         Perpetuity

Angry Kid Online Game         Bored Game                        Aardman         Perpetuity
----------------------------- --------------------------------- --------------- --------------

                           SCHEDULE V: STOCK VALUATION

Common stock of Grantor in respect of which Warrants are granted to Licensor hereunder shall for the purposes of the Agreement be priced as the average of the closing sales price of Grantor's common stock as reported on the Nasdaq National Market System (or such other exchange as Grantor's common stock is then quoted on the United States of America) for the 5 (five) -- day trading period immediately preceding the date of grant.

                           SCHEDULE VI: ROYALTY RATES

1.      WALLACE AND GROMIT PROPERTIES

1.1     non-hand-held platforms

                      0 - 250,000 units [*]%

                      250,001 - 500,000 units [*]%

                      Above 500,000 units [*]%

        The rates shall be applied in tranches, and shall be cumulative across all non-hand-held platforms and every Wallace and Gromit Product.

1.2 hand-held platforms (other than mobile phones): [*]% to 250,000 units sold and [*]% thereafter.

1.3     sequels to Products referred to in paragraphs 1.1 and 1.2: [*]%.

1.4     mobile telephones (and sequels thereto): to be negotiated in good faith.

2. Short Films and any other Properties (other than Feature Films and excluding Properties distributed on national US television channels) over which the Option is exercised:

2.1     non-hand-hand platforms: 0 - 250,000 units [*]% 251,000 - 500,000 units
        [*]% Above 500,000 units [*]% The rates shall be applied in tranches, and shall be cumulative across all non hand-held platforms for each separate Property.

2.2 hand-held platforms (other than mobile telephones): [*]% to 250,000 units sold and [*]% thereafter.

2.3     sequels to Products referred to in paragraphs 2.1 and 2.2: [*]%.

2.4     mobile telephones (and sequels thereto): to be negotiated in good faith.

3. Feature Films (and any other Properties distributed on national US television channels) over which the Option is exercised.

3.1     non-hand-held platforms: 0 - 250,000 units [*]% 250,000 - 500,000 units
        [*]% Above 500,000 units [*]% The rates shall be applied in tranches, and shall be to be cumulative across all non hand-held platforms for each separate Property.

3.2 hand-held platforms (other than mobile telephones): [*]% to 250,000 units sold and [*]% thereafter.

3.3     sequels to Products referred to in paragraphs 3.1 and 3.2: [*]%.

3.4     mobile telephones (and sequels thereto): to be negotiated in good faith.


------------------

[*] Confidential portion omitted and filed separately with the Commission.

                       SCHEDULE VII: LICENSOR TRADE MARKS

                               TRADEMARKS SUMMARY


REX THE RUNT - WORD MARK & DEVICE MARKS AS FOLLOWS


                                  [RUNT LOGO]

                              [REX THE RUNT LOGO]




Main characters -- Rex, Bad Bob, Wendy, Vince

--------------------------------------------------------------------------------

WALLACE & GROMIT

                            [WALLACE & GROMIT LOGO]

WORD MARK



Main characters -- Wallace, Gromit, Feathers McGraw, Shaun, Wendolene, Preston
Films:  A Grand Day Out, The Wrong Trousers, A Close Shave

--------------------------------------------------------------------------------


CREATURE COMFORTS - WORD MARK ONLY


--------------------------------------------------------------------------------


AARDMAN & STAR

                             [AARDMAN & STAR LOGO]

DEVICE MARK


--------------------------------------------------------------------------------


MORPH


--------------------------------------------------------------------------------


RABBITS!


--------------------------------------------------------------------------------


ANGRY KID

IN WITNESS WHEREOF the parties have set their hands the day and year first above written.


SIGNED by                               )
                                        )        /s/ Sean Clarke
duly authorised  for and on behalf of   )    -----------------------------------
AARDMANANIMATIONS                       )
LIMITED                                 )

                                             -----------------------------------
Witness signature:                               /s/ Suzanne Cherry


Witness name:                               Suzanne Cherry



Address:                                    Gas Ferry Road
                                            Bristol BS6 1ON


Occupation:                                 PA to Sean Clarke



SIGNED by                               )   ------------------------------------
                                        )        /s/ Ray Musci
duly authorised  for and on behalf of   )        Ray Musci
BAM ENTERTAINMENT                       )        Director
LIMITED                                 )


Witness signature:                               /s/ S M Ambler
                                            ------------------------------------

Witness name:                               Stephen Ambler


Address:                                    3660 Jackson Oaks Court
                                            Morgan Hill, CA  95037
                                            USA


Occupation:                                 Chartered Accountant

SIGNED by                               )        /s/ Ray Musci
                                        )   ------------------------------------
duly authorised for and on behalf of    )        Ray Musci
BAM ENTERTAINMENT, INC.                 )        President


Witness signature:                               /s/ S M Ambler
                                            ------------------------------------

Witness name:                               Stephen Ambler

Address:                                    3660 Jackson Oaks Court
                                            Morgan Hill, CA  95037
                                            USA

Occupation:                                 Chartered Accountant